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                                                                 EXHIBIT 11

                        CONSENT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors of SoGen Variable Funds, Inc.:

  We consent to the use of our report dated February 13, 1998, for SoGen Over-seas Variable Fund incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Inde-pendent Auditors" and "Financial Statements" in the Statement of Additional In-formation.

                                                /s/ KPMG Peat Marwick LLP
                                          _____________________________________
                                                  KPMG Peat Marwick LLP

New York, New York

April 29, 1998